UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2022
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Ohio		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

50 Executive Parkway, P.O. Box 2520
Hudson,	Ohio		44236

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Diebold Nixdorf, Incorporated (the “Company”) is party to the Transaction Support Agreement, dated as of October 20, 2022, as amended by the First Amendment to Transaction Support Agreement, dated as of November 28, 2022 (the “Transaction Support Agreement”), among the Company, certain of its subsidiaries and certain creditors holding Existing Debt (as defined in the Transaction Support Agreement), pursuant to which the parties agreed to enter into agreements to undertake certain transactions to amend and exchange certain Existing Debt of the Company and enter into certain new credit facilities and issue certain new notes and warrants of the Company.

On December 20, 2022, the Company entered into the Second Amendment to Transaction Support Agreement (the “Amendment”) among the Company, other guarantors under the Existing Documents (as defined in the Transaction Support Agreement) as set forth on the signature pages to the Transaction Support Agreement and the Consenting Parties (as defined in the Transaction Support Agreement) representing Majority Consenting Parties (as defined in the Transaction Support Agreement) that are signatory thereto. The Amendment (i) reduces the minimum participation threshold for the 2024 Consent Solicitation and Exchange Offer (as defined in the Transaction Support Agreement) to 81.3% from 83.4% and (ii) extends to January 15, 2023, the deadline for the Company to identify two individuals who will be nominated as candidates to the board of directors of the Company at the next board of directors election, as described in more detail in Exhibit A to the Transaction Support Agreement.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities in any transaction, nor a solicitation of consents from any holders of securities in any transaction, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The 2024 Consent Solicitation and Exchange Offer and the 2025 Consent Solicitation (as defined in the Transaction Support Agreement) are only being made to eligible holders pursuant to separate confidential offering documents.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure
On December 20, 2022, the Company issued the press releases attached hereto as Exhibits 99.1 and 99.2, respectively, which are incorporated by reference in their entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1
Second Amendment to Transaction Support Agreement, dated as of December 20, 2022, among Diebold Nixdorf, Incorporated, other guarantors under the Existing Documents (as defined in the Transaction Support Agreement) as set forth on the signature pages to the Transaction Support Agreement and the Consenting Parties (as defined in the Transaction Support Agreement) signatory thereto

99.1
Press Release of Diebold Nixdorf, Incorporated, dated December 20, 2022, relating to the Amendment of Minimum Participation Threshold in its Previously Announced Exchange Offer and Consent Solicitation with Respect to its Outstanding 8.50% Senior Notes due 2024

99.2
Press Release of Diebold Nixdorf, Incorporated, dated December 20, 2022, relating to the Amendment of Condition of its Previously Announced Exchange Offer and Consent Solicitation with Respect to its Outstanding 9.375% Senior Secured Notes due 2025 and Diebold Nixdorf Dutch Holding B.V.’s 9.000% Senior Secured Notes due 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	December 21, 2022	By:	/s/ Jonathan B. Leiken
			Name:	Jonathan B. Leiken
			Title:	Executive Vice President, and Chief Legal Officer and Secretary